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                     PLASMA & MATERIALS TECHNOLOGIES, INC.

                 EXHIBIT 23.1--CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference, in the Registration Statement (Form S-8 No. 33-94450) pertaining to the 1991 Stock Option Plan of Plasma & Materials Technologies, Inc., of our report dated January 30, 1996, with respect to the consolidated financial statements included in the Annual Report on Form 10-K of Plasma & Materials Technologies, Inc. for the year ended December 31, 1995.

                                          ERNST & YOUNG LLP

Woodland Hills, California
March 27, 1996